Microsoft Word 10.0.3416;Funds:     T. Rowe Price Equity Series, Inc.
         T. Rowe Price Blue Chip Growth Portfolio
         T. Rowe Price Equity Income Portfolio
         T. Rowe Price Equity Index 500 Portfolio
         T. Rowe Price Health Sciences Portfolio
         T. Rowe Price Mid-Cap Growth Portfolio
         T. Rowe Price New America Growth Portfolio
         T. Rowe Price Personal Strategy Balanced Portfolio

Period end:       December 31, 2002

Report cycle:     Annual



Response for N-SAR SUB-ITEM 77Q3(a)(i):

The registrant's Principal Executive Officer and Principal Financial Officer have evaluated the registrant's disclosure controls and procedures as of December 18, 2002 and concluded that the registrant's disclosure controls and procedures were effective, as of that date, in ensuring that information required to be disclosed by the registrant in this Form N-SAR was recorded, processed, summarized, and reported timely.

Response for N-SAR SUB-ITEM 77Q3(a)(ii):

At the date of filing this Form N-SAR, the registrant's Principal Executive Officer and Principal Financial Officer are aware of no significant changes in the registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation on December 18 2002, including any corrective actions with regard to significant deficiencies and material weaknesses.

Response for N-SAR SUB-ITEM 77Q3(a)(iii):

                                              CERTIFICATIONS
I, James S. Riepe, certify that:
1)    I have reviewed this report on Form N-SAR of T. Rowe Price Equity Series,
      Inc.;

2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3) Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4) The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5) The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6) The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.





Date: February 25, 2003                             /s/James S. Riepe
       ----------------        -----------------------------------------
                                                       James S. Riepe
                                           Principal Executive Officer

                                              CERTIFICATIONS
I, Joseph A. Carrier, certify that:
1)    I have reviewed this report on Form N-SAR of T. Rowe Price Equity Series,
      Inc.;

2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3) Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4) The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5) The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6) The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.



Date:  February 25, 2003                               /s/Joseph A. Carrier
        ----------------        --------------------------------------------
                                                          Joseph A. Carrier
                                                Principal Financial Officer